EXHIBIT 24

DIRECTOR’S POWER OF ATTORNEY

(Form S-4 Relating to the Exchange Offer of Shares of Manpower Inc. Common Stock and/or Cash for Shares of COMSYS IT Partners, Inc. Common Stock)

Each of the undersigned directors of Manpower Inc. hereby constitutes and appoints Jeffrey A. Joerres, Michael J. Van Handel and Kenneth C. Hunt, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of: (i) executing in the undersigned’s name and on the undersigned’s behalf Manpower Inc.’s Registration Statement on Form S-4 relating to the exchange offer of shares of Manpower Inc. common stock and/or cash for shares of COMSYS IT Partners, Inc. common stock and any related amendments (including post-effective amendments) and/or supplements to said Form S-4 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended); (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable Manpower Inc. to comply with the provisions of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Form S-4 and any related amendments (including post-effective amendments) and/or supplements thereto (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for the Registration Statement on Form S-4, on one or more counterparts, as of the 25th day of February, 2010.

/s/ Marc J. Bolland	/s/ Terry A. Hueneke
Marc J. Bolland	Terry A. Hueneke

/s/ Gina R. Boswell	/s/ Jeffrey A. Joerres
Gina R. Boswell	Jeffrey A. Joerres

/s/ J. Thomas Bouchard	/s/ Roberto Mendoza
J. Thomas Bouchard	Roberto Mendoza

/s/ Cari M. Dominguez	/s/ Ulice Payne, Jr.
Cari M. Dominguez	Ulice Payne, Jr.

/s/ Jack M. Greenberg	/s/ John R. Walter
Jack M. Greenberg	John R. Walter

/s/ Edward J. Zore
Edward J. Zore